Exhibit 99.1

VISHAY REPORTS RESULTS FOR FIRST QUARTER 2017

•	Revenues for Q1 2017 of $606 million
•	Operating Margin Q1 of 10.7%
•	Adjusted Operating Margin Q1 of 10.9%
•	EPS Q1 of $0.24
•	Adjusted EPS Q1 of $0.28
•	Cash from operations for trailing twelve months Q1 of $319 million and capital expenditures of $132 million
•	Guidance for Q2 2017 for revenues of $610 - $650 million and gross margins of 26% - 28%

MALVERN, PENNSYLVANIA – May 3, 2017 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter ended April 1, 2017.

Revenues for the fiscal quarter ended April 1, 2017 were $606.3 million, compared to $570.8 million for the fiscal quarter ended December 31, 2016 and $570.6 million for the fiscal quarter ended April 2, 2016.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended April 1, 2017 were $36.7 million, or $0.24 per diluted share, compared to a net loss attributable to Vishay stockholders of $48.7 million, or $(0.33) per share for the fiscal quarter ended December 31, 2016, and net earnings attributable to Vishay stockholders of $28.0 million, or $0.19 per diluted share for the fiscal quarter ended April 2, 2016.

Net earnings attributable to Vishay stockholders for the fiscal quarter ended April 1, 2017 include a $7.1 million loss recognized on the disposal of an equity affiliate.  All periods presented include other items affecting comparability. These items are summarized on the attached reconciliation schedule.  Adjusted earnings per diluted share, which exclude these items net of tax and the unusual tax items, were $0.28, $0.18, and $0.19 for the fiscal quarters ended April 1, 2017, December 31, 2016, and April 2, 2016, respectively.

Commenting on the results for the first quarter 2017, Dr. Gerald Paul, President and Chief Executive Officer, stated, "In terms of profitability the first quarter 2017 was our best quarter since five years. Strong orders from distribution, especially from Asia and Europe, resulted in higher than expected revenues. Due to strong sales to end customers, inventories at distribution did not increase quarter over quarter. Partially stretched lead times contributed to seasonally unusual increases of sales from distribution to end customers. Growth in general continues to be driven by the automotive and industrial end markets."

Dr. Paul continued, "In the first quarter Vishay again was able to offset the negative impact of general inflation and price decline on its contributive margin by cost reduction and innovation."

Commenting on the outlook Dr. Paul stated, "For the second quarter, we guide for revenues of $610 to $650 million and gross margins of 26% to 28% at constant exchange rates."

A conference call to discuss Vishay's first quarter financial results is scheduled for Wednesday, May 3, 2017 at 9:00 a.m. ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 4383019.

There will be a replay of the conference call from 12:00 p.m. ET on Wednesday, May 3, 2017 through 11:59 p.m. ET on Wednesday, May 10, 2017. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 4383019.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay

Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, cost reduction programs and their financial impact, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in applicable domestic and foreign tax regulations and uncertainty regarding the same;  and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	April 1, 2017	December 31, 2016	April 2, 2016

Net revenues	$606,258	$570,819	$570,606
Costs of products sold	445,383	438,374	433,297
Gross profit	160,875	132,445	137,309
Gross margin	26.5%	23.2%	24.1%

Selling, general, and administrative expenses	94,718	91,532	90,286
Restructuring and severance costs	1,469	7,060	6,475
U.S. pension settlement charges	-	79,321	-
Operating income (loss)	64,688	(45,468)	40,548
Operating margin	10.7%	-8.0%	7.1%

Other income (expense):
Interest expense	(6,790)	(6,722)	(6,466)
Other	(396)	2,061	779
Loss on disposal of equity affiliate	(7,060)	-	-
Gain on early extinguishment of debt	-	-	3,611
Gain related to Tianjin explosion	-	8,809	-
Total other income (expense) - net	(14,246)	4,148	(2,076)

Income (loss) before taxes	50,442	(41,320)	38,472

Income taxes	13,493	7,284	10,320

Net earnings (loss)	36,949	(48,604)	28,152

Less: net earnings attributable to noncontrolling interests	230	144	138

Net earnings (loss) attributable to Vishay stockholders	$36,719	$(48,748)	$28,014

Basic earnings (loss) per share attributable to Vishay stockholders	$0.25	$(0.33)	$0.19

Diluted earnings (loss) per share attributable to Vishay stockholders	$0.24	$(0.33)	$0.19

Weighted average shares outstanding - basic	146,274	146,195	147,833

Weighted average shares outstanding - diluted	154,876	146,195	150,628

Cash dividends per share	$0.0625	$0.0625	$0.0625

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	April 1, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$499,386	$471,781
Short-term investments	638,884	626,627
Accounts receivable, net	310,208	274,027
Inventories:
Finished goods	116,394	109,075
Work in process	170,469	162,311
Raw materials	113,653	109,859
Total inventories	400,516	381,245

Prepaid expenses and other current assets	104,911	110,792
Total current assets	1,953,905	1,864,472

Property and equipment, at cost:
Land	90,151	89,753
Buildings and improvements	572,047	570,932
Machinery and equipment	2,312,403	2,283,222
Construction in progress	57,479	71,777
Allowance for depreciation	(2,196,653)	(2,166,813)
	835,427	848,871

Goodwill	141,587	141,407

Other intangible assets, net	80,577	84,463

Other assets	138,252	138,588
Total assets	$3,149,748	$3,077,801

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	April 1, 2017	December 31, 2016
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$11	$3
Trade accounts payable	170,821	174,107
Payroll and related expenses	121,048	114,576
Other accrued expenses	151,377	149,131
Income taxes	11,846	19,033
Total current liabilities	455,103	456,850

Long-term debt less current portion	378,652	357,023
Deferred income taxes	288,511	286,797
Other liabilities	62,275	59,725
Accrued pension and other postretirement costs	257,096	257,789
Total liabilities	1,441,637	1,418,184

Redeemable convertible debentures	88,362	88,659

Equity:
Vishay stockholders' equity
Common stock	13,405	13,385
Class B convertible common stock	1,213	1,213
Capital in excess of par value	1,953,670	1,952,988
Retained earnings (accumulated deficit)	(279,457)	(307,417)
Accumulated other comprehensive income (loss)	(74,753)	(94,652)
Total Vishay stockholders' equity	1,614,078	1,565,517
Noncontrolling interests	5,671	5,441
Total equity	1,619,749	1,570,958
Total liabilities, temporary equity, and equity	$3,149,748	$3,077,801

VISHAY INTERTECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(Unaudited - In thousands)
	Fiscal quarters ended
	April 1, 2017	April 2, 2016*

Operating activities
Net earnings	$36,949	$28,152
Adjustments to reconcile net earnings (loss) to
net cash provided by operating activities:
Depreciation and amortization	40,212	40,017
(Gain) loss on disposal of property and equipment	60	(22)
Accretion of interest on convertible debentures	1,211	1,120
Inventory write-offs for obsolescence	4,834	5,816
Loss on disposal of equity affiliate	7,060	-
Gain on early extinguishment of debt	-	(3,611)
Other	6,333	(13,508)
Changes in operating assets and liabilities,
net of effects of businesses acquired	(52,985)	(37,264)
Net cash provided by operating activities	43,674	20,700

Investing activities
Purchase of property and equipment	(16,668)	(19,756)
Proceeds from sale of property and equipment	943	64
Purchase of short-term investments	(151,886)	(24,588)
Maturity of short-term investments	147,530	117,676
Other investing activities	(5,971)	2,975
Net cash provided by (used in) investing activities	(26,052)	76,371

Financing activities
Principal payments on long-term debt and capital lease obligations	-	(22,595)
Net proceeds (payments) on revolving credit lines	20,000	(12,000)
Net changes in short-term borrowings	8	(719)
Dividends paid to common stockholders	(8,378)	(8,473)
Dividends paid to Class B common stockholders	(758)	(758)
Cash withholding taxes paid when shares withheld for vested equity awards	(1,971)	(442)
Other financing activities	(1,255)	-
Net cash provided by (used in) financing activities	7,646	(44,987)
Effect of exchange rate changes on cash and cash equivalents	2,337	3,705

Net increase in cash and cash equivalents	27,605	55,789

Cash and cash equivalents at beginning of period	471,781	475,507
Cash and cash equivalents at end of period	$499,386	$531,296

* recast for the retrospective adoption of ASU 2016-09.

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended
	April 1, 2017	December 31, 2016	April 2, 2016

GAAP net earnings (loss) attributable to Vishay stockholders	$36,719	$(48,748)	$28,014

Reconciling items affecting operating income (loss):
Restructuring and severance costs	$1,469	$7,060	$6,475
U.S. pension settlement charges	-	79,321	-

Reconciling items affecting other income (expense):
Loss on disposal of equity affiliate	$7,060	$-	$-
Gain on early extinguishment of debt	-	-	(3,611)
Loss (gain) related to Tianjin explosion	-	(8,809)	-

Reconciling items affecting tax expense (benefit):
Effects of cash repatriation program	$(968)	$(165)	$(769)
Additional tax expense from AOCI - pension plan	-	34,853	-
Effects of changes in uncertain tax positions	-	(8,704)	-
Tax effects of pre-tax items above	(441)	(27,465)	(887)

Adjusted net earnings	$43,839	$27,343	$29,222

Adjusted weighted average diluted shares outstanding	154,876	152,408	150,628

Adjusted earnings per diluted share*	$0.28	$0.18	$0.19

* Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended
	April 1, 2017	December 31, 2016	April 2, 2016
Net cash provided by operating activities	$43,674	$83,439	$20,700
Proceeds from sale of property and equipment	943	4,460	64
Less: Capital expenditures	(16,668)	(53,289)	(19,756)
Free cash	$27,949	$34,610	$1,008

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended
	April 1, 2017	December 31, 2016	April 2, 2016

GAAP net earnings (loss) attributable to Vishay stockholders	$36,719	$(48,748)	$28,014
Net earnings (loss) attributable to noncontrolling interests	230	144	138
Net earnings (loss)	$36,949	$(48,604)	$28,152

Interest expense	$6,790	$6,722	$6,466
Interest income	(1,263)	(1,064)	(1,133)
Income taxes	13,493	7,284	10,320
Depreciation and amortization	40,212	40,220	40,017
EBITDA	$96,181	$4,558	$83,822

Reconciling items
Restructuring and severance costs	$1,469	$7,060	$6,475
Loss on disposal of equity affiliate	7,060	-	-
U.S. pension settlement charges	-	79,321	-
Gain on early extinguishment of debt	-	-	(3,611)
Loss (gain) related to Tianjin explosion	-	(8,809)	-

Adjusted EBITDA	$104,710	$82,130	$86,686

Adjusted EBITDA margin**	17.3%	14.4%	15.2%

** Adjusted EBITDA as a percentage of net revenues

Source: Vishay Intertechnology, Inc.
Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
 +1-610-644-1300